SUB-ITEM 77Q3

AIM MULTI-SECTOR FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2009
FILE NUMBER: 811-09913
SERIES NO.:  5

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $ 722
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class Y                         $
        Institutional Class             $ 683


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.0498
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class Y                        0.0566
        Institutional Class            0.1250

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        13,961
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         2,498
        Class C                         2,791
        Class Y                            39
        Institutional Class             5,669

74V.  1 Net asset value per share (to nearest cent)
        Class A                       $ 12.93
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                       $ 12.35
        Class C                       $ 12.35
        Class Y                       $ 12.94
        Institutional Class           $ 13.16